UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2022

Inari Medical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39293	45-2902923
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6001 Oak Canyon, Suite 100
Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 923-4747

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NARI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On March 10, 2022, Inari Medical, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc. and Morgan Stanley & Co. LLC, as representatives of the several underwriters named in Schedule I thereto (collectively, the “Underwriters”), relating to the underwritten public offering by the Company of 2,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), at a public offering price of $81.00 per share (the “Offering”). Under the terms of the Underwriting Agreement, the Company granted the Underwriters an option, exercisable within 30 days from the date of the Underwriting Agreement, to purchase up to 300,000 additional shares of the Company’s Common Stock (the “Option Shares”) The Shares were delivered against payment therefor on March 15, 2022.

The Offering was made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-261882) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) on December 23, 2021, a prospectus included in the Registration Statement, a preliminary prospectus supplement and final prospectus supplement, filed with the SEC on March 10, 2022 and March 11, 2022, respectively.

The Company estimates that the net proceeds from the Offering were approximately $151.5 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The Company currently intends to use the net proceeds from the Offering to fund product development, research activities and clinical development activities, to expand its commercial activities in the United States and internationally, including marketing personnel and programs, and the remainder for working capital and other general corporate purposes.

The Underwriting Agreement contains customary representations, warranties, covenants, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, and other obligations of the parties. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The foregoing is only a brief description of the terms of the Underwriting Agreement, does not purport to be a complete statement of the rights and obligations of the parties under the Underwriting Agreement and the transactions contemplated thereby, and is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the legal opinion of Latham & Watkins LLP relating to the validity of the issuance and sale of the shares in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 10, 2022, by and among Inari Medical, Inc. and BofA Securities, Inc. and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INARI MEDICAL, INC.

Date: March 15, 2022	By:	/s/ Mitchell Hill
Mitchell Hill
Chief Financial Officer